Exhibit 99.1

Lakeland Industries, Inc. Reports Fiscal 2014 Third Quarter Financial Results

Reports Consolidated Operating loss of $1.0 million in Q3

and an operating profit of $0.9 million, excluding Brazil

Sales down 6.0% consolidated and up 4.6%, excluding Brazil, over Q3 last year

RONKONKOMA, NY – December 12, 2013 — Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, today announced financial results for its third quarter of fiscal year 2014 ended October 31, 2013.

Excluding operations in Brazil and the inventory adjustments in the US, the Company is reporting the best quarter in over three years other than its second quarter for adjusted EBITDA.

Financial Results Highlights-third quarter of fiscal 2014, and Recent Company Developments:

•	The Company has earned operating income before corporate overhead in the US of $1.1 million in Q3 of the fiscal year ending January 31, 2014, compared $0.4 million in Q3 of last year.
•	Reflected in the operating income in the US are two inventory charges: $353,000 for overhead rate revisions and a $375,000 reserve for a discontinued product line in disposables.
•	Brazil operations in Q3 this year included inventory adjustments of $1,158,000. Further, Brazil incurred a loss of $213,000 on sales of raw material from inventory in order to raise cash in Brazil.
•	In Q3 of this year, sales of Lakeland worldwide decreased 6.0% and, excluding Brazil, increased 4.6% year over year. Net sales (including Brazil) of $22.8 million in Q3FY14 compared with $24.2 million in Q3FY13. Net sales, however, excluding Brazil, increased 4.6% from $19.95 million last year to $20.87 million this year.
•	Sales were weak in Q3 due to:

▪	Overall sales increased in the US by $1.6 million, or 16.7%. Excluding direct shipment billing in US numbers this year, net disposables were down $0.5 million, due largely to lower sales of Tyvek as remaining stock has depleted, absence of last October’s Hurricane Sandy and large shipments to the USDA, softness in the wind energy market, and lower sales of disposable FR coveralls due to lower cost FR SMS competition, which we expect to reverse by publicizing its adverse protection data. Fire sales were up $.6 million, reflective sales up $0.2 million, chemical sales were flat, and wovens were down $0.3 million due to continued deferred refinery turnarounds.
▪	China external sales in Q2 included a major sale to a Chinese auto company and also a number of Q3 deliveries to an Asia Pacific distributor were delayed until Q4.

▪	Argentina: we resolved our internal working capital shortages immediately following our financing in late Q2, however, governmental restrictions on imports in Argentina caused shortfalls in sales in Q3. Coordination of customs import issues remains an issue. Management is pursuing all possible remedies. We believe we will have at least partial success which should be reflected in greater sales in Q4.
▪	Chile: in Q3 last year Chile had large sales to Peru and Ecuador. Bids for both are being processed and management expects some sales in Q1 of FY15 for these customers.

•	In Q3 of this year, gross margin for Lakeland worldwide was 22.1%, compared to 30.1% last year. Excluding Brazil, gross margin decreased from 30.7% last year to 28.4% this year. However, excluding Brazil and excluding the inventory charges in the US described above, gross margin increased to 31.9% as compared with 30.7% for Q3 last year.
•	Operating expenses worldwide decreased by $947,000 and decreased as a percent of sales to 26.7% from 29.0% last year. Operating expenses for Lakeland worldwide, excluding Brazil, decreased by $448,000. SGA as a percent of sales, excluding Brazil, decreased from 27.5% to 24.1%.
•	Adjusted EBITDA increased to $1.6 million this year from $1,001,000 last year. Adjusted EBITDA for Lakeland worldwide, excluding Brazil, increased from $1,289,000 last year to $2,102,000 this year.
•	Most of the improvement in adjusted EBITDA was generated in the United States and China.
•	Net loss of $1.8 million ($(0.31) per share) this year vs. $0.3 million profit ($0.05 per share) last year.
•	The Company completed its refinancing with BDC in Canada for US $1.06 million and closed a new loan in China for $0.8 million.
•	During the Quarter ending October 31, 2013, Lakeland terminated the previous management in Brazil and hired a new CEO specializing in turnaround situations. We adopted a new strategy emphasizing industrial and smaller governmental agency orders, de-emphasizing large bid contracts. Accordingly, throughout the current fiscal year, there has been major cost cutting in Brazil to “right size” the operation to appropriate levels for the new lower volume strategy.
•	Net book value per share, counting shares underlying warrant with a nominal exercise price, is $8.24.
•	Next to Q2, the third quarter, excluding Brazil and inventory charges was the best quarter in respect to adjusted EBITDA in over three years.

Operating Earnings and Adjusted EBITDA - Lakeland Consolidated with and without Brazil ($000) *

	Quarter Ended October 31 2013			Quarter Ended October 31 2012
	Lakeland consolidated	Brazil **	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil **	Lakeland worldwide excluding Brazil
Sales	$22,787	$1,914	$20,873	$24,239	$4,285	$19,954
Year over year growth (decline)	(6.0)%	(55.3)%	4.6%	—	—	—

Gross profit (loss)	5,042	(895)	5,937	7,287	1,161	6,126
Gross margin	22.1%	(46.7)%	28.3%	30.1%	27.1%	30.7%
Operating expenses	6,073	1,037	5,036	7,020	1,536	5,484
Operating expense as % of sales	26.7%	54.2%	24.1%	29.0%	35.8%	27.5%
Operating income (loss)	(1,030)	(1,932)	902	267	(375)	642
Less other expenses	116	116	—	(62)	(62)	—
Add other income	57	—	57	52	—	52
Add depreciation and amortization	449	87	362	383	77	306
EBITDA	(408)	(1,729)	1,321	640	(360)	1,000
Equity compensation	20	—	20	189	—	189
Brazil severance and executive recruiter fee	74	42	32	—	—	—
Brazil additional foreign exchange losses	(116)	(116)	—	62	62	—
Brazil additional VAT tax charge	153	153	—	—	—	—
Brazil additional inventory reserve charge	1,159	1,159	—	—	—	—
Change in accounting estimate- OH rates revised	354	—	354	—	—	—
Inventory reserve in USA- discontinued product line	375	—	375	—	—	—
Severance charges in USA	—	—	—	110	—	110
Brazil CEO termination settlement	—	—	—	—	—	—

ADJUSTED EBITDA	$1,611	$(491)	$2,102	$1,001	$(288)	$1,289

*This table is a reconciliation of GAAP to non-GAAP Financial Measures.

**Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Operating Earnings and Adjusted EBITDA - Lakeland Consolidated with and without Brazil ($000) *

	Nine months Ended October 31 2013			Nine months Ended October 31 2012
	Lakeland consolidated	Brazil**	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil**	Lakeland worldwide excluding Brazil
Sales	$69,163	$5,398	$63,765	$71,719	$14,173	$57,546
Year over year growth	(3.6)%	(61.9)%	10.8%	(21.8)%	263.7%	(31.7)%

Gross profit	18,584	(478)	19,063	21,729	4,772	16,956
Gross margin	26.9%	(8.9)%	29.9%	30.3%	33.7%	29.5%
Operating expenses	18,555	3,264	15,291	21,285	5,017	16,268
Operating expense as % of sales	26.8%	60.5%	24.0%	29.7	35.4%	28.3%
Operating income (loss)	30	(3,742)	3,772	444	(244)	688
Less other expenses	(271)	(271)	—	(8,627)	(8,627)	—
Add other income	20	—	20	85	—	85
Add depreciation and amortization	1,226	276	950	1,129	224	905
EBITDA	1,005	(3,737)	4,742	(6,969)	(8,647)	1,678
Equity compensation	179	—	179	366	—	366
Brazil arbitration judgment	—	—	—	7,874	7,874	—
Brazil severance and executive recruiter fee	154	122	32	—	—	—
Financing fees in other expenses (adjustments)	75	—	75	—	—	—
QD plant shutdown costs and costs of sale	480	—	480	—	—	—
Brazil additional foreign exchange losses	271	271	—	840	840	—
Brazil additional VAT tax charge	153	153	—	—	—	—
Brazil additional inventory reserve charge	1,159	1,159	—	—	—	—
Change in accounting estimate- OH rates revised	354	—	354	—	—	—
Inventory reserve in USA- discontinued product line	375	—	375	—	—	—
Severance charges in USA	—	—	—	110	—	110

ADJUSTED EBITDA	$4,205	$(2,032)	$6,237	$2,205	$67	$2,139

*This table is a reconciliation of GAAP to non-GAAP Financial Measures.

**Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Management’s Comments

Christopher J. Ryan stated, “As stated previously, management believes it will have Brazil turned around by the first quarter in 2014. Other than Brazil, all of our other business units are doing well and as projected. Once Brazil is at breakeven, the full earning potential of the rest of the Company will be apparent.

It is important to note that our current bank covenants and lines of credit are NOT dependent upon operations in Brazil. Thus, management is free to reorganize it, and we have and will continue to follow such a course of action.”

Financial Results Conference Call

Lakeland will host a conference call at 4:30 PM (EDT) today to discuss the Company’s third quarter fiscal 2014 financial results. The conference call will be hosted by Christopher J. Ryan, Lakeland’s President and CEO, and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 877-870-4263 (Domestic) 412-317-0790 (International) or 855-669-9657 (Canada), Pass Code 10037639.

A conference call replay will be available by dialing 877-344-7529 (Domestic) or 412-317-0088 (International), Pass Code 10037639.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries

631-981-9700

Christopher Ryan, CJRyan@lakeland.com

Gary Pokrassa, GAPokrassa@lakeland.com

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and consolidated income, excluding Brazil. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Lakeland Industries, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	October 31, 2013	January 31, 2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,019	$6,737
Accounts receivable, net	15,047	13,783
Inventories	40,440	39,271
Deferred income tax	4,594	—
Assets of discontinued operations in India	20	813
Prepaid income tax	629	1,565
Other current assets	2,484	1,703
Total current assets	68,233	63,872
Property and equipment, net	12,572	14,090
Prepaid VAT and other taxes, noncurrent	2,417	2,461
Security deposits	1,462	1,546
Other assets, net	1,782	478
Goodwill	872	871
Total assets	$87,338	$83,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,242	$6,704
Accrued compensation and benefits	1,300	976
Other accrued expenses	2,509	2,409
Liabilities of discontinued operations in India	—	25
Current maturity of long-term debt	50	100
Current maturity of arbitration settlement	1,000	1,000
Short-term borrowing	2,701	7,129
Borrowings under revolving credit facility	11,791	9,559
Total current liabilities	28,593	27,902
Accrued arbitration award in Brazil (net of current maturities)	4,008	4,711
Canadian loan	1,012	1,298
Subordinated debt, net of OID	1,539	—
Other liabilities - accrued legal fees in Brazil	78	87
VAT taxes payable long-term	3,330	3,329
Total liabilities	38,560	37,327
Stockholders’ equity:
Preferred stock, $.01 par; authorized 1,500,000 shares - (none issued)	—	—
Common stock, $.01 par; authorized 10,000,000 shares, issued 5,711,727 and 5,688,600; outstanding 5,355,286 and 5,332,159 at October 31, 2013 and January 31, 2013, respectively	57	57
Treasury stock, at cost; 356,441 shares at October 31, 2013 and January 31, 2013, respectively	(3,352)	(3,352)
Additional paid-in capital	53,347	50,973
Retained earnings (deficit)	1,019	(473)
Accumulated other comprehensive loss	(2,293)	(1,214)
Total stockholders' equity	48,778	45,991
Total liabilities and stockholders' equity	$87,338	$83,318

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Three months and nine months ended October 31, 2013 and 2012

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31,		October 31,
	2013	2012	2013	2012
Net sales	$22,787	$24,239	$69,163	$71,719
Cost of goods sold	17,745	16,952	50,579	49,989
Gross profit	5,042	7,287	18,584	21,730
Operating expenses	6,072	7,020	18,554	21,285
Operating profit (loss)	(1,030)	267	30	444
Foreign exchange gain (loss) Brazil	116	(62)	(272)	(840)
Arbitration judgment in Brazil	—	—	—	(7,874)
Other income, net	57	52	21	172
Interest expense	(649)	(270)	(1,391)	(766)
Income (loss) before taxes	(1,506)	(13)	(1,612)	(8,864)
Income tax expense (benefit)	329	(295)	(3,103)	(669)
Net income (loss)	$(1,835)	$283	$1,491	$(8,195)
Net income (loss) per common share
Basic	$(0.31)	$0.05	$0.27	$(1.55)
Diluted	$(0.31)	$0.05	$0.26	$(1.55)
Weighted average common shares outstanding:
Basic	5,919,253	5,330,286	5,607,654	5,276,288
Diluted	5,919,253	5,367,243	5,715,151	5,276,288